Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, Nos. 333-194524, 333-187711, 333-179903, 333-172166 and 333-167752) pertaining to the 2002 Stock Plan, as amended, and the 2010 Equity Incentive Award Plan of Codexis, Inc. of our report dated April 2, 2013, with respect to the consolidated financial statements of Codexis, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

San Jose, California
March 5, 2015